FORM OF

AMENDMENT NO. 2

TO THE AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment No. 2 (the “Amendment”), made and entered into as of March 27, 2025, is made a part of the Amended and Restated Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and J.P. Morgan Investment Management Inc., a Delaware corporation (“Subadviser”), dated November 23, 2021, and amended September 9, 2022 (the “Agreement”).

WHEREAS, Investment Manager desires to retain Subadviser to provide investment advisory services to an additional mutual fund, Multi-Manager Large Cap Growth Strategies Fund, and Subadviser is willing to render such investment advisory services; and

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A thereto, to add, effective _____________, 2025, Multi-Manager Large Cap Growth Strategies Fund as a “Fund” covered by the Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Inclusion of additional Fund. All references to the “Fund” in the Agreement shall mean, and it hereby does mean, each “Fund” identified on the amended Schedule A attached to this Amendment.

Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.	Duration and Termination. Section 9(a) shall be, and hereby is, deleted and replaced with the following:

Unless sooner terminated as provided herein, this Agreement, with respect to each Fund identified on Schedule A (as amended from time to time), shall continue from the date of its execution only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act and, if applicable, any guidance provided or relief granted by the SEC. Thereafter, if not terminated with respect to a Fund, this Agreement shall continue automatically for successive periods of 12 months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Board members who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (ii) by the Board or by a vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

3.	Notices. Section 13 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

Ana Brands

Vice President, Client Account Manager

J.P. Morgan Investment Management, Inc.

277 Park Avenue

New York, NY 10172

Ph: (212) 622-4458

Email: ana.m.brands@jpmorgan.com

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel: (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel: (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

4.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

[REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		J.P. Morgan Investment Management Inc.

By:		By:
	Signature		Signature

Name:	David Weiss	Name:
	Printed		Printed

Title:	Global Head of Multi-Manager Solutions and Assistant Secretary	Title:

AMENDMENT NO. 2

TO THE SUBADVISORY AGREEMENT

[REDACTED DATA]